                                                                   Exhibit 10.23

                          PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT made and entered into this 12th day of August, 1997, by and between PIKE INDUSTRIES, INC., a Delaware Corporation, of Tilton, New Hampshire, hereinafter referred to as "Seller", and DM MANAGEMENT, INC., a Delaware Corporation, hereinafter referred to as "Buyer".

                              W I T N E S S E T H

     In consideration of One Dollar ($1.00) and other good and valuable consideration by each party hereto paid to the other party, the receipt and sufficiency whereof are hereby acknowledged, and in further consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do, subject to terms and conditions hereinafter set forth, hereby agree as follows:


     1.  PROPERTY
         --------

         REAL ESTATE SOLD:

           (A) Seller agrees to sell and convey all of that certain parcel of land containing 355.0 acres, more or less, with buildings and structures located thereon, as further identified by the Preliminary Plan of Land prepared for Pike Industries, Inc. (Tilton site), Sheets 1 - 6, prepared by Yerkes Surveying Consultants dated March 31, 1997 ("the Property"),
                                                             --------
     together with all improvements thereon and all appurtenances thereto including, but not limited to, all easements and rights of way benefiting the Property and any land lying in the bed of any street or avenue, open or proposed, in front of or adjoining said premises to the center line thereof or such other point as may be owned by Seller. Buyer acknowledges that the State of New Hampshire has expressed an intention to take, by Eminent Domain, an 18 acre portion of the Property at the southwesterly corner of the Property for improvements to Exit 20.

         EMINENT DOMAIN

           (B) Buyer acknowledges that Seller has reserved and saved, to itself, the right to, in Buyer's name, negotiate, settle, compromise, litigate, if necessary, and to receive any compensation paid for the State of New Hampshire Eminent Domain Taking of this 18 acre parcel, which parcel, is preliminarily revealed on Sheet 2 of 6 of the March 31, 1997 Plan of Land Prepared for Pike Industries by Yerkes Surveying Consultants. Buyer, hereby, agrees to fully cooperate and assist Seller in achieving just compensation for any such taking. Buyer agrees to promptly inform Seller of all Notices of Taking or other notices with regard to any Eminent Domain proceedings. Buyer agrees to promptly pay over or assign to


Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

     Seller the right to receive all sums paid for the estimated or final just compensation for the Eminent Domain Taking. This obligation shall survive the closing time.

         OLIVER'S RESTAURANT

           (C) Buyer acknowledges that it is obligated to convey a 1-1/2 acre, more or less, parcel of land to the owners of Oliver's Restaurant, which parcel of land is more particularly identified in the Preliminary Plan of Land prepared by or to be prepared by Yerkes Surveying Consultants. This acknowledgement by Buyer is its irrevocable commitment to honor the oral agreement made between Seller and the owners of Oliver's Restaurant, for the conveyance of the above-described parcel in exchange for a like conveyance from the owners of Oliver's Restaurant of a 2 acre, more or less, parcel of land located northerly on Route 132 as shown on the Preliminary Plan of Land Prepared for Pike Industries, Sheet 2 of 6, dated March 31, 1997 by Yerkes Surveying Consultants.

         PURCHASE

           (D) Buyer agrees to buy and purchase the Property, and to accept delivery of possession of the Property, pursuant to the terms and conditions herein contained.

         DEFINITIONS

           (E)(i) The "Closing Documents" are the Deed referred to in Article 2
                       -----------------
     hereof, and any other documents required by law or are customarily provided by sellers of real estate in the county where the property is located, and any consents, discharges, releases and other documents required so that Seller may transfer and convey title to the Property, as herein required, and all other documents required to be delivered at the Closing Time (defined in Article 5 hereof) by each party hereto.

           (E)(ii) As used in this agreement "Hazardous Materials" includes
                                              -------------------
     hazardous material, hazardous waste, toxic substances, contaminants, pollutants or hazardous substances, as those terms are defined by any Federal, State and Local Laws, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. as amended by the Superfund Amendments and
              ---------------------
     Reauthorization Act, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et
              ----------------------                       -----------------
     seq., as amended, and all New Hampshire Environmental Laws including,
     ---
     without limitation, asbestos and asbestos-containing material.

           (E)(iii) As used in this agreement, "Reclamation" means the
                                                -----------
     reclamation of those areas of the Property affected by the on site excavation, which reclamation is specifically required by the provisions of N.H. RSA 155-E:5 I-V.



Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

     2.  TITLE
         -----

         DEED, ENCUMBRANCES

           (A) Title to the Property shall be conveyed by Warranty Deed (hereafter referred to as "the Deed") which shall convey a clear record, good and marketable title thereto, in fee simple, subject to no mortgages, easements, restrictions, leases, agreements, encroachments, liens or encumbrances except as listed in Exhibit A hereto (all collectively sometimes herein referred to as "Permitted Encumbrances").
                                      ----------------------

         ASSIGNMENTS

           (B) Seller shall, at the Closing Time, assign to Buyer (together with any third party consents which may be required to effectuate such assignments, all without any assumption of liability by Buyer), all warranties, guarantees, permits and variances affecting the Property, and all agreements benefiting the Property, assignment of which is, requested by Buyer, to the fullest extent assignment of all the foregoing is permitted under law, including without limitation all guarantees and warranties Seller may have from its contractors and materialmen.


     3.  ASSIGNEE
         --------

           The Grantee or Buyer named in each of the Closing Documents shall be Buyer or such assignee or assignees of the Buyer, as Buyer shall designate, at any time prior to Closing Time. Timely notice of any such assignment shall be made, in writing, to Seller, within seven (7) days of any such assignment and in any event, not less than seven (7) days prior to Closing Time and shall have the benefit of all of the provisions enuring to the Buyer hereunder. Such assignment or notice thereof shall not, in any way, limit or alter the obligations of any party executing this agreement.


     4.  PURCHASE PRICE
         --------------

         PAYMENT

           (A) The agreed purchase price hereunder payable to Seller by Buyer pursuant hereto is Three Million Six Hundred Fifty Thousand ($3,650,000.00) Dollars (hereinafter referred to as the "Purchase Price"), payable as follows:


Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

         DEPOSIT

           (B) Two Hundred and Ten Thousand ($210,000.00) Dollars (hereafter referred to as "the Deposit") upon the execution and delivery of this
                     -----------
     agreement by parties hereto (herein referred to as the "Execution Date", in
                                                             --------------
     escrow, to be held in interest bearing escrow account by Douglas A. McIninch, Esquire (Escrow Agent).

         DEPOSIT INTEREST

           (C) At closing, the interest earned by the escrowed deposit shall be applied as a credit toward the purchase price. In the event that there is no closing, the interest earned on the deposit escrow shall become the property of the Seller.

         DEPOSIT UPON DEFAULT

           (D) Buyer agrees that in the event of default by Buyer, under this Agreement, that the Deposit shall not be refunded to Buyer if Seller has undertaken to complete the site preparation, reclamation and grading required by Paragraph 10.

         BALANCE

           (E)  The Seller shall be paid, at closing, (i) the Deposit and
     (ii) Three Million, Four Hundred and Forty Thousand Dollars, less the accrued interest in the Deposit, in cash or by certified check or bank cashier's check or by federal funds wire transfer of immediately available funds.


     5.  CLOSING TIME
         ------------

           (A) The "Closing Time" shall be at 10:00 a.m. on September 30, 1997, which Closing Time may be extended for a reasonable period of time not to exceed ninety (90) days, upon the mutual agreement of the Buyer and Seller in the event that any required environmental remediation has not been completed in accordance with the terms of this Agreement or that any required Reclamation has not been completed in accordance with the terms of this Agreement. The Closing Time also may be further extended in accordance with the provisions of Paragraph 12(A).

         LOCATION

           (B) Such closing shall take place at such time and/or location as Seller and Buyer may hereafter, at their mutual election, agree upon in writing.


Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

     6.  DELIVERY
         --------

         POSSESSION CONDITION

           (A) At the Closing Time, Seller shall deliver full possession of the Property to Buyer, free of all signs, equipment, tenants, and occupants, and in the condition required under Paragraph 10(A), 10(B) and 10(C) with the sole exception that the Sellers stockpile of recycled asphalt may remain in place until November 30, 1997 at which time it must have been removed by Seller, at Seller's expense. The obligation to remove the recycled asphalt, as set out herein, shall survive the Closing Time.

         SURVEY

           (B) The Buyer may, if it elects, subject the property to a survey at its own expense. Upon execution of this agreement, Buyer, its agents or designees, shall be granted access to the property for the purposes of conducting such a survey. Buyer may deliver to Buyer's title insurance company, a survey of the Property accompanied by a Surveyor's Certificate and/or Affidavit in customary form for the locality in which the Property is situated and satisfactory to Buyer's title insurance company for the purposes of issuing the required title policy, and in a form satisfactory for recording each dated as of the time for delivery thereof required hereunder. Buyer shall pay the cost of such a survey, Surveyor's Certificate and/or Affidavit.


     7.  INSPECTIONS
         -----------

         ACCESS

           (A) At any time after the Execution of this Agreement, Buyer, its agents or designees, shall have the right to enter upon the Property to inspect the Property and to make borings, take soil and ground water samples, survey the boundaries and to perform such other activities as may be necessary for a thorough investigation of the Property as required for major commercial real estate transactions. Buyer shall furnish Seller with copies of all reports prepared on behalf of Buyer as a result of such investigation. In the event Buyer does not consummate purchase of the Property for any reason other than default by Seller, Buyer shall, upon request of Seller, restore the surface of the Property to its former condition and remove any signs installed hereunder installed by Buyer.

           Buyer shall indemnify, defend and hold Seller harmless against any loss as a result of a claim by a party other than Seller caused by Buyer's entry upon the Property made by Buyer unless caused by the negligence of Seller.

Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

        HAZARDOUS MATERIALS

           (B) If Buyer shall find, upon inspection, that the Property is not suitable for use due to the presence of Hazardous Materials (herein defined at Article I (C)(ii) on, in or under the Property, then Buyer shall give notice thereof to Seller. Buyer's written notice to Seller shall include copies of all site inspection reports, studies and documents. In the event that Seller reasonably determines, upon such notice, that the cost of removal and remediation is no more than Two Hundred Fifty Thousand ($250,000.00) Dollars, of if Seller fails to respond to Buyer's notice within a thirty (30) day period of such notice, then Seller shall complete the remediation within ninety (90) days of the receipt of the notice from Buyer. Seller shall, within thirty (30) days of the receipt of Buyer's notice, inform Buyer whether it has determined that the cost of remediation is reasonably estimated to be less than Two Hundred Fifty Thousand ($250,000.00) Dollars and if in excess of Two Hundred Fifty Thousand ($250,000.00) Dollars the amount by which it is expected to exceed Two Hundred Fifty Thousand ($250,000.00) Dollars and that this Agreement is not terminated, pursuant to the next paragraph, due to the presence of Hazardous Materials.

           In the event that Seller provides written notice to Buyer that the reasonable cost of remediation will exceed Two Hundred Fifty Thousand ($250,000.00) Dollars, Seller will, then, have the election to: (i) terminate this Agreement and the deposit, less Seller's cost of site preparation and less interest, shall be returned to Buyer; or (ii) offer the Buyer the opportunity to absorb any remediation cost above Two Hundred Fifty Thousand ($250,000.00) Dollars. Notice of such election by Buyer shall be made, in writing, to Seller within fifteen (15) days of Seller's notice of the determination of the remediation costs. The Closing Time may be extended for up to ninety (90) days to permit the completion of the remediation.


     8.  ACCEPTANCE
         ----------

           (A) Acceptance of the Deed by the Buyer shall constitute full performance and discharge of every agreement and obligation of Seller, express or implied, pursuant to this agreement, except with respect to the obligation to remove the recycled asphalt and with respect to those representations and warranties in Article 15(F). This Purchase and Sale agreement constitutes the entire agreement between the parties hereto with respect to the Property and no verbal statements made by anyone with regard to the transaction which is the subject of this agreement shall be construed as a part, hereof, unless the same are incorporated herein by writing.

Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

     9.  BROKERS
         -------

           (A) Each party hereby warrants and represents to the other that it has dealt with no brokers other than Kent Locke (hereinafter called the "Broker") in connection with this agreement or any aspect of the transaction herein contemplated and that each party will indemnify the other party against and save the other party harmless from, all commissions, fees and other costs, and claims thereof, by any other broker who shall allege such broker has dealt with the indemnitor hereunder in connection with the transaction herein contemplated. Buyer shall indemnify Seller against, and save Seller harmless from, all commissions, fees and other costs and claims thereof of the Broker and any person anytime employed by or employing the Broker. Buyer shall pay the Broker's commission in the amount of One Hundred Forty-six Thousand ($146,000.00) Dollars, at closing, which payment shall not be a charge against the purchase price.


     10.  SITE CONDITIONS AT CLOSING
          --------------------------

         ROUGH GRADING

           (A) At closing, Seller will deliver the site, rough graded, employing free draining on-site material compacted to 95% of a Standard Proctor. All grades will be held to one foot below the finished grade of 493 feet in the building and paved areas. Grades will be held to 6 inches below finished grade in the areas to be loamed. Reference is made to the grading plan of Sasaki Associates, dated August __, 1997, to be attached hereto as Exhibit B, which is being prepared. The area to be rough graded shall not exceed 750,000 square feet and will be in the general area of the plans already provided.

         EXCAVATION RECLAMATION

           (B) Buyer acknowledges and agrees that it will complete the Reclamation of the areas of the Property affected by previous, on site, excavation as is required by and to the standards specified in N.H. RSA 155-E:5 IV. Seller's obligation, hereunder, shall survive the Closing Time. All Reclamation shall be completed by June 1, 1998.

         SITE WORK - BUILDING CONSTRUCTION

           (C) Buyer shall, at least thirty (30) days prior to Closing Time, provide Seller with the complete and final set of fully engineered plans for the site preparation work for the building construction. Seller shall, within fifteen (15) days of the receipt of plan, inform Buyer with Seller's specification of the cost to perform the site preparation work. In the event that Buyer does not accept Seller's price for the on-site work and separately contract for the site work with Seller, then Buyer may put the site work out to bid by

Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530
     third parties. Seller shall have the right to match the price of any bona fide bid from a third party and to do the work for the site preparations. Seller shall have the right to receive duplicate copies of the bids specifications provided to third party along with the third party bids. The obligations of this paragraph shall survive but not delay the closing.

         UTILITIES

           (D) Seller shall provide and install an 8-inch water line and an 8-inch sewer line to the Property. Buyer may elect to have a 16-inch water line installed provided Buyer absorbs the additional cost of increasing the size of the water line above 8 inches. Buyer acknowledges that the water system is under the control of a private owner who is subject to regulation by the Public Utilities Commission and the New Hampshire Department of Environmental Services, Water Supply Division and, therefore, Buyer acknowledges that Seller has no control over the water supply itself.


     11.  NON-CONFORMANCE AND REMEDIES
          ----------------------------

          EXTENSION TO CURE DEFECTS

           (A) Buyer shall, on or before September 15, 1997, notify Seller of any defects in marketable title to the property. Upon such notice, Seller shall have forty-five (45) days to inform Buyer of Seller's intentions to cure the identified defects in marketable title. If Seller shall be unable to convey marketable title to, or deliver possession of, the Property, as required by this agreement, or if at the Closing Time the Property does not conform to the requirements of this agreement, including without limitation, Seller's representations, then Seller shall use reasonable efforts to remove any defects in title, or to deliver possession as provided herein, and to make the Property, conform to the provisions hereof and to Seller's representations and agreements, as the case may be, in which event Seller shall give notice thereof to Buyer at or before the Closing Time and thereupon the Closing Time may be extended for one period of ninety (90) days. If the closing does not occur because of Seller's inability to cure the identified defect in marketable title, then the agreement shall terminate and the deposit, less interest and the costs incurred by Seller to bring the Property to the 493 foot grade, will be returned to Buyer.

         WAIVER

           (B) Buyer shall also have the election, at either the original or any extended Closing Time, to accept such title as Seller can deliver to the Property and in its then condition, and to pay therefor the Purchase Price without deduction, in which case Seller shall convey such title and deliver possession in its then condition.

Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

     REMEDIES OF SELLER

           (C) Seller agrees that in the event of a default by Buyer under this Agreement, Seller's remedies at law and/or in equity shall be limited to recover from, and up to the amount of, the Deposit. No other assets and no further amounts shall be subject to execution, levy or otherwise by Seller as a result of a default by Buyer or its obligations under this Agreement.


     12.  ADJUSTMENTS
          -----------

          OPERATIONS

           (A) Water and sewer charges, taxes and assessments payable for the tax year in which the Closing occurs shall be adjusted as of the Closing Time, and the net amount thereof shall be added to or deducted from, as the case may be, the amount payable by Buyer at the Closing Time. Taxes and betterments and other assessments assessed for the tax year prior to the tax year in which the Closing occurs and/or any prior year shall be paid by Seller, except that betterments or special assessments previously assessed but payable in annual installments shall be adjusted as of the Closing Time. If the Property shall be part of a larger parcel for tax assessment purposes, then taxes upon the land of such larger parcel shall be allocated to the Property on a proportionate basis, each square foot of land area in such larger parcel being deemed equal in valuation to every other square foot of land area therein; and Seller shall promptly pay, when due, all such taxes upon such larger parcel except for the portion thereof so allocable to the Property.

         POST-CLOSING

           (B) If the amount of any of said taxes is not known at the Closing Time, such amount shall be apportioned on the basis of the taxes assessed for the tax year most recently known, with apportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between Seller and Buyer, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement. Seller shall, before and after the Closing Time, cooperate with Buyer in filing such statements, returns, applications and other materials as shall be required for the separate assessment and taxation of the Property after the Closing Time.

Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

         GOVERNMENTAL CHARGES

           (C) State, county and local transfer taxes shall be shared equally by Buyer and Seller and recording charges applicable to the transaction described herein shall be payable by Buyer. All such transfer taxes and recording fees shall be paid to Escrowee in sufficient time prior to the Closing Time to enable Escrowee to complete the transaction herein described at the Closing Time. In addition Seller shall pay to Buyer, promptly after demand therefor, the entire amount of any land use change tax or similar tax assessed against the Property, including any such tax assessed after the Closing Time and the provisions of this sentence shall survive the Closing.


     13.  NOTICES
          -------

           (A) All notices, requests and other communications pursuant hereto shall be given only in writing and shall be deemed to have been given only upon the receipt thereof (or the refusal to accept delivery thereof), postage prepaid, by registered or certified mail, return receipt requested, or by Federal Express, Purolator Courier, or similar overnight courier which delivers only against signed receipt by the addressee thereof, to each party at the addresses, and with the duplicate copies, hereinafter provided, or at such alternate address as shall be designated by like notice.

               (i) if given to Seller, c/o Randolph Pike, for mail: 3 Eastgate Park Road, Belmont, New Hampshire 03220, with a duplicate copy to Douglas
     A. McIninch, Esquire, 650 Elm Street, Suite 403, Manchester, New Hampshire 03101.

               (ii) if given to Buyer, Samuel Shanaman, at DM Management, 1 Winterbrook Way, Meredith, New Hampshire 03253, with a duplicate copy to Donald Gartrell, Esquire, Gallagher, Callahan & Gartrell, 214 North Main Street, P. O. Box 1415, Concord, New Hampshire 03302-1415.

     14.  MISCELLANEOUS
          -------------

          CHOICE OF LAW

           (A) This agreement shall be construed in accordance with the laws of New Hampshire.

         AMENDMENT

           (B) This agreement sets forth the entire understanding and agreement of the parties. This agreement shall not be changed except by an instrument in writing signed by both parties hereto. Any of the provisions of this agreement may be waived only by an instrument in writing signed by the party who desires to waive such provision.



Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

         SUCCESSORS

           (C) This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         COUNTERPARTS

           (D) This agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts has been signed by each of the parties and delivered to the other parties.

         CAPTIONS

           (E) The captions and marginal notes used herein are included only for ease of reference and shall have no meaning whatsoever in the construction of this instrument.

         AUTHORITY

           (F) Seller warrants and represents to Buyer, as follows:

               (i) Seller is validly existing and in good standing under the laws of the State of Delaware, and is specifically authorized to do business in the State of New Hampshire, and has all authorization and direction necessary to execute and deliver this agreement and to perform the obligations of Seller hereunder. This agreement has been duly executed and delivered by Seller and constitutes Seller's legal, valid, and binding obligation, enforceable in accordance with its terms except as such enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and to generally applicable principles of equity.

               (ii) No suit, action, litigation or administrative proceeding is threatened or commenced against Seller which affects the Property or which may affect Seller's performance hereunder or which could give rise to a lien against the Property, including without limitation, eminent domain proceedings other than as referenced in Paragraph 1(B).

         COST AND EXPENSE

           (G) Wherever it is herein provided that a party shall or may perform any activity the same shall be done at its sole cost and expense unless a contrary intent is expressly set forth herein.


Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

         WARRANTIES AND REPRESENTATIONS

           (H) Buyer warrants and represents to Seller, as follows:

               (i) Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware and is specifically authorized to do business in the State of New Hampshire, and has all the requisite power and authority to purchase and own real estate.

         SURVIVAL

           (I) It is the intention of the parties hereto that the Closing may occur, notwithstanding the need for Buyer and/or Seller to continue to remain obligated to perform and be bound by certain obligations and agreements set forth in this Agreement. In that regard, the parties hereto agree that the terms, covenants, agreements and conditions of this Agreement shall survive Closing, as may be necessary to carry out the intent of the parties hereto under this Agreement.


Date:                                      PIKE INDUSTRIES INC.

/s/ Paul E. Swenson                            /s/ Randolph K. Pike
_______________________________            By:_____________________________
Witness                                       Its: Randolph K. Pike
                                              Taxpayer ID No. 02-0422469

Date: 8/13/97                              DM MANAGEMENT

/s/ Stephen W. Lord                            /s/ Samuel L. Shanaman
_______________________________            By:_____________________________
Witness                                       Its: Chief Operating Officer
                                              Taxpayer ID No. 04-2973769


Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

                                   EXHIBIT A


                             PERMITTED ENCUMBRANCES


     1.   Existing building and zoning laws.

     2. Taxes and other similar municipal charges for the year in which the closing occurs which are not due and payable as of the Closing Time.

     3. The 135' power line easement to the Public Service Company of New Hampshire shown more particularly on the Preliminary Plan of Land Prepared for Pike Industries by Yerkes Surveying Consultants dated March 31, 1997 at Sheet 3 of 6.

     4.   A potential 20 foot expansion of the Route 132 right-of-way.


Douglas A. McIninch, Attorney At Law, The Center of New Hampshire Office Tower
       650 Elm Street--Suite 403, Manchester, NH 03101--Tel. 603-669-7530

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